Exhibit 99.1

Courier Reports Solid Second Quarter

Earnings Up on Contributions from Both Segments

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--April 22, 2010--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced results for the quarter ended March 27, 2010, the second quarter of its 2010 fiscal year. With the American economy moving slowly from recession toward recovery, Courier revenues for the quarter were $58.9 million, off marginally from last year’s second-quarter sales of $59.4 million. Yet with improved performance in both its publishing and book manufacturing segments, the company reported net income of $1.4 million or $.12 per diluted share, versus $.10 per diluted share in fiscal 2009, excluding restructuring and impairment charges in last year’s second quarter. Including those charges, last year’s second quarter resulted in a net loss of $11.2 million or $.94 per diluted share. Details of last year’s restructuring and impairment charges can be found in the table at the end of this release.

For the first six months of fiscal 2010, Courier sales were $122.0 million, up 3% from $119.0 million in 2009. Net income through six months was $4.2 million or $.35 per diluted share, versus $2.0 million or $.17 per diluted share last year prior to the restructuring and impairment charges noted above. Including those charges, Courier’s net loss for the first six months of fiscal 2009 was $10.5 million or $.88 per diluted share.

Both of Courier’s business segments contributed positively to earnings despite an uneven sales environment. Sales were flat in book manufacturing, but demand for four-color books remained strong, with Courier’s main four-color plant in Kendallville, Indiana running nearly at capacity as the quarter ended. In publishing, Research & Education Association (REA) achieved double-digit sales gains for the second consecutive quarter, but sales were lower at Dover Publications and Creative Homeowner.

“We were pleased to beat last year’s results, and we are encouraged by our continued strong cash flow and the healthy pace of orders in book manufacturing,” said Courier Chairman and Chief Executive Officer James F. Conway III. “I’m also pleased to announce that Courier’s Board of Directors has voted to declare our regular quarterly dividend of 21 cents per common share.

“While the economy is certainly better than it was a year ago, it is still moving only fitfully toward the sustained recovery we all want. Pricing remains very competitive, retailers remain cautious, and consumers are still coming out of a long winter. Much of our success in the second quarter came from internal efficiencies and share gains, and we look for more of both in the future. Also, while Creative Homeowner sales were down, its overall performance represented a significant improvement over the prior quarter.

“In the meantime, we have continued on track with our installation of a complete four-color digital printing solution for short-run book production. We believe this innovative HP technology will create an attractive new option for book publishers everywhere, including those in our own company.”

Book manufacturing: continued strength in four-color

Courier’s book manufacturing segment had second-quarter sales of $50.0 million, up slightly from $49.9 million in fiscal 2009’s second quarter. The segment’s operating income was $2.8 million, versus $2.6 million a year ago excluding restructuring costs; including those costs, the segment had a second-quarter operating loss of $652,000 last year. Despite a highly competitive pricing environment, gross profit in the segment was $9.7 million, or 19% of sales, up 62% from $6.0 million, or 12% of sales, in the second quarter of fiscal 2009, helped by higher capacity utilization and cost reductions achieved by last year’s restructuring.

For the first six months of fiscal 2010, book manufacturing sales were $104.8 million, up 4% from the first six months of fiscal 2009. Six-month operating income was $8.5 million versus $6.2 million last year excluding restructuring costs. The segment’s gross profit through six months was $22.8 million or 22% of sales, up from $16.6 million or 17% of sales last year.

The book manufacturing segment focuses on three publishing markets: education, religion, and specialty trade. Sales to the education market were down 2% in the quarter but up 6% for the fiscal year to date amidst continuing demand for four-color textbooks, particularly at the college level. Sales to the specialty trade market were up 6% from last year’s second quarter and up 3% for the first six months of fiscal 2010, with much of this increase also coming from four-color sales. Sales to the religious market were even with last year’s second quarter and up 7% through six months.

“As the economy struggled to emerge from recession, we continued to build for the future,” said Mr. Conway. “We had good growth in sales of specialty trade books as well as sustained demand in education. Our plant utilization was high, and we entered the third quarter with very strong bookings. We expect this strong demand for our four-color capacity to continue into 2011 based on our current level of business in the college market and the continuing shift toward more four-color production in both education and specialty trade. To ensure our continuing service leadership, we will soon be expanding our four-color capacity with the addition of a fourth manroland press at our Kendallville plant, which will be available for the 2011 education season.

“The other major accomplishment during the quarter was the completion of our Highcrest Media acquisition and HP digital printing system installation, on schedule and on budget. The combined effect of these moves is to place us at the forefront of customized textbook development and digital book production, two of the most promising growth areas in our industry.”

Specialty publishing: strong quarter for REA, improvement at Creative Homeowner

Courier’s specialty publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books on home design, decorating, landscaping and gardening.

Second-quarter revenues for the segment were $11.7 million, down 3% from $12.1 million in last year’s second quarter. REA continued to perform well, with sales up 22% in the quarter and up 32% through the first six months of fiscal 2010. Sales at Dover were down 4% in the quarter but up 7% through six months. Creative Homeowner sales were down 14% in the quarter and down 37% through six months, reflecting continued weakness in home center sales as well as the absence of revenues from book distribution services that Creative Homeowner ceased in fiscal 2009. However, sales to other specialty retailers and direct-to-consumer home plan sales were up. In addition, Creative Homeowner’s second-quarter operating loss of $259,000 represented a substantial improvement over its loss of $1.2 million in this year’s first quarter. Overall, the segment’s second-quarter operating income was $13,000, versus an operating loss of $566,000 a year earlier, which included $300,000 of restructuring charges.

For the first six months of fiscal 2010, specialty publishing sales were $23.3 million, down 1% from $23.6 million in fiscal 2009. The segment’s six-month operating loss was $501,000, with positive results at Dover and REA offset by a $1.4 million loss at Creative Homeowner. For the first six months of fiscal 2009, the segment’s operating loss was $2.5 million, including approximately $500,000 in restructuring costs.

“The retail environment continued to pose challenges for our publishing businesses,” said Mr. Conway. “Dover was hurt by reduced ordering among major retailers following the weak holiday season, but REA rose above it with a combination of new and re-branded products targeted to key testing markets. Equally important, there were encouraging signs at Creative Homeowner, with direct home plan sales and sales to non-home centers both rising. In fact, both Dover and Creative Homeowner had good growth in direct-to- consumer sales. Building on these positives, both brands continued to adapt their publishing programs with new products designed to attract consumers and help retailers. And throughout the segment, we continued to execute efficiently while positioning ourselves for a gradual consumer recovery.”

Outlook

“While we are cautiously optimistic about the balance of the year, we are taking nothing for granted,” said Mr. Conway. “In publishing, we are leaving no stone unturned to attract readers and retailers with well-targeted products and excellent support. In book manufacturing, we are building on a good first half in the religious market, working around the clock to meet demand for four-color college textbooks, and even seeing glimpses of renewed life in the elementary and high school market. At the same time, we recognize the budget squeezes still affecting local and state school boards, and the fundraising challenges for religious organizations in today’s economy.

“Faced with this environment, we are responding in the classic Courier manner, working closely with customers to anticipate their needs and ensure they get the best possible service. At the same time, we are proceeding with our own plans to offer innovative capabilities to benefit both existing and new customers. We’re pleased to be announcing yet another expansion in Indiana, and we’re confident that our installation of new digital printing technology in Massachusetts will create significant opportunities for book publishers everywhere, transforming backlist economics while streamlining the test marketing of new titles. The very first beneficiary will be our own publishing operations, beginning this spring. As previously noted, startup costs associated with this system will likely reduce fiscal 2010 income by between $.05 and $.10 per share. These costs have been factored into our fiscal 2010 guidance.

“For fiscal 2010 overall, we expect to achieve total sales of between $255 million and $262 million. We expect earnings per diluted share of between $.80 and $1.00, versus our fiscal 2009 earnings of $.86 per diluted share, excluding restructuring and impairment charges.

“Factors not incorporated into our guidance include the potential impact of continued weakness in the credit markets on customers, competitors and vendors in both of our business segments, and the possibility of future impairment or restructuring charges.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. Excluding impairment and restructuring charges, in fiscal 2010 we expect EBITDA to be between $38 million and $42 million, compared to $37 million in fiscal 2009.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	QUARTER ENDED		SIX MONTHS ENDED
	March 27,	March 28,	March 27,	March 28,
	2010	2009	2010	2009

Net sales	$58,879	$59,360	$121,983	$119,007
Cost of sales	44,579	48,737	90,387	93,956

Gross profit	14,300	10,623	31,596	25,051

Selling and administrative expenses	11,846	12,081	24,497	25,157
Impairment charge (1)	-	15,607	-	15,607

Operating income (loss)	2,454	(17,065)	7,099	(15,713)

Interest expense, net	119	194	237	421

Income (loss) before taxes	2,335	(17,259)	6,862	(16,134)

Income tax provision (benefit)	900	(6,086)	2,643	(5,664)

Net income (loss)	$1,435	($11,173)	$4,219	($10,470)

Net income (loss) per diluted share	$0.12	($0.94)	$0.35	($0.88)

Cash dividends declared per share	$0.21	$0.21	$0.42	$0.42

Wtd. average diluted shares outstanding	11,941	11,842	11,925	11,835

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$49,980	$49,899	$104,821	$100,781
Specialty Publishing	11,721	12,058	23,282	23,561
Elimination of intersegment sales	(2,822)	(2,597)	(6,120)	(5,335)
Total	$58,879	$59,360	$121,983	$119,007

Operating income (loss):
Book Manufacturing	$2,796	($652)	$8,497	$2,936
Specialty Publishing	13	(566)	(501)	(2,493)
Impairment charge (1)	-	(15,607)	-	(15,607)
Stock based compensation	(334)	(342)	(683)	(725)
Intersegment profit	(21)	102	(214)	176
Total	$2,454	($17,065)	$7,099	($15,713)

(1) This amount represents a non-cash pre-tax impairment charge related to Dover Publications, Inc. which, on an after-tax basis, was $10.1 million, or $0.86 per diluted share.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	QUARTER ENDED		SIX MONTHS ENDED
	March 27,	March 28,	March 27,	March 28,
	2010	2009	2010	2009

Net sales	$49,980	$49,899	$104,821	$100,781
Cost of sales	40,243	43,870	82,009	84,140

Gross profit	9,737	6,029	22,812	16,641

Selling and administrative expenses	6,941	6,681	14,315	13,705

Operating income (loss)	$2,796	($652)	$8,497	$2,936

SPECIALTY PUBLISHING SEGMENT	QUARTER ENDED		SIX MONTHS ENDED
	March 27,	March 28,	March 27,	March 28,
	2010	2009	2010	2009

Net sales	$11,721	$12,058	$23,282	$23,561
Cost of sales	7,136	7,566	14,284	15,327

Gross profit	4,585	4,492	8,998	8,234

Selling and administrative expenses	4,572	5,058	9,499	10,727

Operating income (loss)	$13	($566)	($501)	($2,493)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	March 27,	September 26,
ASSETS	2010	2009

Current assets:
Cash and cash equivalents	$93	$492
Investments	1,117	1,017
Accounts receivable	31,559	34,176
Inventories	41,291	38,026
Deferred income taxes	4,465	4,462
Other current assets	2,465	1,404
Total current assets	80,990	79,577

Property, plant and equipment, net	84,989	89,754
Goodwill and other intangibles	31,955	28,700
Prepublication costs	8,683	9,194
Other assets	1,277	1,212

Total assets	$207,894	$208,437

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$96	$96
Accounts payable	11,300	10,974
Accrued taxes	1,187	3,032
Other current liabilities	15,135	13,048
Total current liabilities	27,718	27,150

Long-term debt	11,641	13,514
Deferred income taxes	497	177
Other liabilities	3,416	3,006

Total liabilities	43,272	43,847

Total stockholders' equity	164,622	164,590

Total liabilities and stockholders' equity	$207,894	$208,437

COURIER CORPORATION
CONSOLIDATED STATEMENTS OF FREE CASH FLOW (Unaudited)
(In thousands)

	For the Six Months Ended
	March 27,	March 28,
	2010	2009

Operating activities:
Net income (loss)	$4,219	($10,470)
Adjustments to reconcile net income (loss) to
cash provided from operating activities:
Depreciation and amortization	10,348	10,589
Impairment charge	-	15,607
Stock based compensation	683	725
Deferred income taxes	317	(4,177)
Changes in working capital	(1,010)	(1,834)
Other, net	28	(167)

Cash provided from operating activities	14,585	10,273

Investments in organic growth:
Capital expenditures	(2,864)	(4,463)
Prepublication costs	(2,102)	(2,240)
Proceeds from disposition of assets	590	-

Free cash flow	10,209	3,570

Other investing and financing activities:
Long-term borrowings, net	(1,873)	941
Cash dividends	(5,026)	(4,994)
Proceeds from stock plans	241	412
Business acquisition, net of cash acquired	(3,850)	-
Other	(100)	17

Cash used for other investing and financing activities	(10,608)	(3,624)

Decrease in cash and cash equivalents	($399)	($54)

RECONCILIATION TO GAAP PRESENTATION

Investing activities:
Capital expenditures	($2,864)	($4,463)
Business acquisition, net of cash acquired	(3,850)	-
Prepublication costs	(2,102)	(2,240)
Proceeds from disposition of assets	590	-
Other	(100)	17
Cash used for investing activities	($8,326)	($6,686)

Financing activities:
Long-term borrowings, net	($1,873)	$941
Cash dividends	(5,026)	(4,994)
Proceeds from stock plans	241	412
Cash used for financing activities	($6,658)	($3,641)

Other non-GAAP measures - EBITDA:
Net income (loss)	$4,219	($10,470)
Income tax provision (benefit)	2,643	(5,664)
Interest expense, net	237	421
Depreciation and amortization	10,348	10,589
Impairment charge	-	15,607
Restructuring costs	-	3,729
EBITDA	$17,447	$14,212

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including Free Cash Flow and EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

COURIER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

	Quarter Ended			Six Months Ended
BOOK MANUFACTURING SEGMENT	March 28, 2009			March 28, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$49,899		$49,899	$100,781		$100,781
Cost of sales	43,870	(2,754)	41,116	84,140	(2,754)	81,386

Gross profit	6,029	2,754	8,783	16,641	2,754	19,395

Selling and administrative expenses	6,681	(475)	6,206	13,705	(491)	13,214

Operating income (loss)	($652)	$3,229	$2,577	$2,936	$3,245	$6,181

	Quarter Ended			Six Months Ended
SPECIALTY PUBLISHING SEGMENT	March 28, 2009			March 28, 2009
	GAAP	Restruc-	Non-	GAAP	Restruc-	Non-
	Basis	turing	GAAP	Basis	turing	GAAP
	Measures	Costs (1)	Measures	Measures	Costs (1)	Measures

Net sales	$12,058		$12,058	$23,561		$23,561
Cost of sales	7,566	(107)	7,459	15,327	(107)	15,220

Gross profit	4,492	107	4,599	8,234	107	8,341

Selling and administrative expenses	5,058	(192)	4,866	10,727	(377)	10,350

Operating income (loss)	($566)	$299	($267)	($2,493)	$484	($2,009)

(1)	In fiscal 2009, restructuring costs included employee severance expenses related to cost savings initiatives in both of the Company's segments as well as ceasing Creative Homeowner's distribution service within the Specialty Publishing segment. Restructuring costs also included expenses related to closing the Book-mart Press manufacturing facility within the Book Manufacturing segment.

	Quarter Ended			Six Months Ended
	March 28, 2009			March 28, 2009
	Book	Specialty		Book	Specialty
	Manufacturing	Publishing	Total	Manufacturing	Publishing	Total
	Segment	Segment	Company	Segment	Segment	Company

Employee severance expenses	$1,112	$299	$1,411	$1,128	$484	$1,612
Lease termination and other facility closure costs
	2,117	0	2,117	2,117	0	2,117

Total restructuring costs	$3,229	$299	$3,528	$3,245	$484	$3,729

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com